UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2013

WEBSAFETY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140378	20-5150818
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Hampshire Court

Newport Beach, CA 92660

(Address of principal executive office)

(949) 642-7816

(Registrant's telephone number, including area code)

_____________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  Results of Operations and Financial Condition

The re-launch of the WebSafety products will not occur by the end of the 2013 fourth quarter.  Development work continues on the products and we anticipate that the re-launch will occur during the first or second quarter of 2014.  The website will be modified to remove the reference to the re-launch occurring during the fourth quarter of 2013.

Capital will continue to be raised to fund the development and related costs associated with the re-launch of the WebSafety products.

ITEM 3.03  Material Modification to Rights of Security Holders

On January 6, 2014, the Registrant intends to file a certificate of change to execute a one for twenty reverse stock split (the “Reverse Split”) of our Common Stock.  The Reverse Split affects our outstanding Common Stock on the basis of 20 outstanding shares being changed to 1 outstanding share.  In other words, every 20 shares of Common Stock that is now issued and outstanding will result in 1 share being issued and outstanding.  Each shareholder’s percentage ownership in the Company (and relative voting power) will remain unchanged as a result of the Reverse Split.  This action does not require shareholder approval under Nevada Revised Statue 78.207.

REASONS FOR THE REVERSE SPLIT

The Board believes that the present trading range of the Company’s share price needed to be re-evaluated.  We also anticipate that changes to our business operations may require the Company to issue new shares.  The Board believes that decreasing the number of outstanding shares will provide us with greater flexibility in structuring financings and pursuing other corporate development opportunities.  Also, we believe that a decrease in the number of outstanding shares makes our business more attractive to potential merger, joint venture and acquisition candidates should we decide to pursue such a plan sometime in the future.

Consummation of the Reverse Split will change the number of shares of Common Stock authorized by the Company’s Articles of Incorporation but not the par value of each share of Common Stock.  The Reverse Split will not materially affect a stockholder’s percentage ownership interest in the Company or proportional voting power.

CERTAIN EFFECTS OF THE REVERSE SPLIT

The following table illustrates the principal effects of the Reverse Split on our Common Stock based on the number of shares authorized, issued and outstanding as of December 19, 2013.

Authorized Stock	Prior to the Reverse Split	After the Reverse Split
Common Stock Authorized	700,000,000	35,000,000

Issued Stock Common Stock	642,632,495	32,131,625

Stock Available for Issuance Common Stock	57,367,505	2,868,375

Shares of Common Stock issued pursuant to the Reverse Split will be fully paid and non-assessable.  The relative voting and other rights of holders of the Common Stock will not be altered by the Reverse Split, and each share of Common Stock will continue to entitle its owner to one vote.  The Reverse Split will not give rise to rights of appraisal or dissenter’s rights. As a result of the Reverse Split, the number of shares of Common Stock presently outstanding will be decreased.

The Reverse Split may result in some shareholders continuing to own “odd-lots” of less than 100 shares of Common Stock.  Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in round lots of even multiple of 100 shares.

The Reverse Split will not affect the Company’s stockholders’ equity as reflected on our financial statements, except to change the number of issued and outstanding shares of Common Stock.  The Reverse Split will not affect the par value of the Common Stock, it will remain at $0.001.

EFFECTIVE DATE OF THE REVERSE SPLIT

The Reverse Split has been authorized and will become effective on January 6, 2014, subject to regulatory review and approval which could delay the effective date.  Upon proper regulatory notification, all of our outstanding Common Stock will be converted into new Common Stock in accordance with the Reverse Split ratio described above.  After the Reverse Split is effective, certificates representing shares of pre-reverse split common stock will be deemed to represent only the right to receive the appropriate number of shares of post-reverse split Common Stock.

NO EXCHANGE OF CERTIFICATES

Shareholders will not be asked to exchange certificates at this time; however, they are entitled to do so after the Reverse Split takes place if they wish by contacting our transfer agent.  Otherwise, certificates representing pre-reverse split shares will be exchanged for certificates reflecting post-split shares at the first time they are presented to the transfer agent for transfer.

RIGHT TO ABANDON REVERSE SPLIT

Although we do not anticipate doing so, we may abandon the proposed Reverse Split at any time prior to its effectiveness if our Board of Directors deems it advisable to do so.  Any decision as to the appropriateness of the Reverse Split will be made solely by our Board of Directors and will depend upon numerous factors including the future price of our stock, the growth and development of our business and our financial condition and results of operation.

SCHEDULE 14C

On December 16, 2013, we filed a definitive Schedule 14C to give notice to our stockholders that the majority of the outstanding voting shares had taken action to amend our Articles of Incorporation to increase the authorized common shares to 1,500,000,000 and increase the preferred shares to 50,000,000.

The amendment to the Articles of Incorporation will take place one day after the effective date of the Reverse Split.

Item 9.01  Financial Statements and Exhibits

  (d)  Exhibits

Exhibit No.	Description

3.1	Certificate of Change as filed with the Secretary of State of Nevada

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSAFETY, INC.

Date: December 20, 2013	By: /s/ Rowland W. Day II
Rowland W. Day II,
Chief Executive Officer

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